SCHEDULE "B"

ESCROW AGREEMENT

THIS AGREEMENT dated effective the 1st day of April, 1998.

AMONG:

JFM GEOMATICS LTD. and MICA GEOMATICS LTD.
(the "Licensee")

- and -

POSITION INC.
(the "Corporation")

- and -

CIBC MELLON TRUST COMPANY,
a trust company incorporated under the
law of Canada, having an office in the
City of Calgary
(the "Escrow Agent")

WHEREAS, pending fulfilment by the Licensee of the terms of the Intellectual Property License Agreement (the "License Agreement") between the Licensee and the Corporation dated effective April 1, 1998, the Corporation wishes that 100,000 common shares in the capital stock of the Corporation owned by the Licensee (herein referred to as the "Shares") be delivered to the Escrow Agent.

NOW THEREFORE in consideration of the sum of One ($1.00) Dollar paid by the parties to each other, the receipt of which is hereby acknowledged, and in consideration of this Agreement and the mutual terms and conditions set forth herein, the parties covenant and agree as follows:

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1.     Pledge of Shares
The Licensee does hereby pledge and hypothecate the Shares to and in favour of the Corporation as general and continuing security for the due fulfilment by the Licensee of the terms of the License Agreement.

2.     Delivery

On or before April 14, 1998, the Licensee shall deliver the Shares (herein referred to as the "Escrowed Material") to the Escrow Agent.

3.     Appointment of Escrow Agent

The Licensee and the Corporation do each hereby appoint the Escrow Agent to hold and release the Escrowed Materials in accordance with the provisions of this Agreement, and the Escrow Agent hereby accepts the said appointment. Further, in circumstances where the License Agreement has been breached by the Licensee entitling the Licensor to exercise its rights to realize upon the Escrowed Material pursuant to paragraph 8 of this Agreement, the Corporation hereby appoints the Escrow Agent as agent of the Corporation to carry out the following:

(a) upon receipt of instructions from the Corporation, to sell, through a stock exchange, or otherwise, such number of shares, at such price or within such range of prices as instructed by the Corporation; and

(b) provide the net proceeds of the sale of any shares to the Corporation forthwith upon receipt.

4.     Restriction on Disposition of the Escrowed Materials

Unless and until the Escrowed Materials become releasable by the Escrow Agent to the Licensee as provided in paragraph 7 of this Agreement, the Licensee shall not, without the prior written consent of the Corporation, further mortgage, pledge, charge, hypothecate or encumber the Escrowed Materials, or any part thereof or any interest therein, or sell, assign, transfer, convey or otherwise dispose of the Escrowed Materials or any part thereof or any interest therein.

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5.     The Licensee's Rights in Relation to the Escrowed Materials

Subject to the security created by this Agreement upon the Escrowed Materials in favour of the Corporation, the Escrowed Materials shall remain the property of the Licensee and the Licensee alone shall be entitled to exercise all rights in relation thereto, unless and until the Escrowed Materials become releasable by the Escrow Agent to the Corporation as provided in paragraph 8 of this Agreement.

6.     Event of Default

An "Event of Default" means the failure by the Licensee to fulfil the terms of the License Agreement.

7.     Release of the Escrowed Materials to the Licensee

Upon the due fulfilment by the Licensee of the terms of the License Agreement, the Corporation shall deliver to the Escrow Agent and the Licensee, a statutory declaration so stating, duly sworn by the Corporation, and the Escrow Agent shall deliver the Escrowed Materials to the Licensee upon receipt of such declaration, whereupon this Agreement shall terminate. In addition to the statutory declaration of the Corporation contemplated above, upon due fulfilment by the Licensee of the terms of the License Agreement the Licensee may deliver to the Escrow Agent and the Corporation a statutory declaration so stating, duly sworn by the Licensee. The Escrow Agent shall hold the Escrowed Materials for a period of 5 business days from the date upon which such notice is given to the Corporation (as verified by a further statutory declaration duly sworn by the Licensee and delivered to the Escrow Agent) after which the Escrow Agent shall deliver the Escrowed Materials to the Licensee, whereupon this Agreement shall terminate; PROVIDED THAT, if before the expiry of the said period of 5 business days from the date upon which such notice is given to the Corporation, the Escrow Agent is notified by the Corporation that they dispute the claim of the Licensee to the Escrowed Materials, the Escrow Agent shall retain the Escrowed Materials pending settlement of the dispute between the Corporation and the Licensee and shall thereafter release the Escrowed Materials only in accordance with a notice signed by the Licensee and the Corporation or pursuant to an order of a Judge of the Court of Queen's Bench of the Province of Alberta.

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8.     Release of the Escrowed Materials to the Corporation
If an Event of Default occurs, the Corporation shall deliver to the Escrow Agent and the Licensee a statutory declaration stating particulars of such default duly sworn by the Corporation. If the said default is not fully remedied within the period of 30 days from the date upon which such notice is given to the Licensee (as verified by a further statutory declaration duly sworn by the Corporation and delivered to the Escrow Agent), the Escrow Agent shall deliver the Escrowed Materials to the Corporation; PROVIDED THAT, if before the expiry of the said period of 30 days from the date upon which such notice is given to the Licensee, the Escrow Agent is notified by the Licensee that they dispute the claim of the Corporation to the Escrowed Materials, the Escrow Agent shall retain the Escrowed Materials pending settlement of the dispute between the Corporation and the Licensee and shall thereafter release the Escrowed Materials only in accordance with a notice signed by the Licensee and the Corporation or pursuant to an order of a Judge of the Court of Queen's Bench of the Province of Alberta.

9.     Indemnification of Escrow Agent

The Licensee and the Corporation do jointly and severally hereby release the Escrow Agent from, and agree to indemnify and save the Escrow Agent harmless from and against any and all costs, expenses, losses, claims, demands, actions and causes of action, directly or indirectly, resulting from or related to the exercise in good faith by the Escrow Agent of its functions hereunder. This paragraph shall survive the termination of this Agreement.

10.     Replacement of Escrow Agent

(a) The Escrow Agent may at any time upon 30 days prior written notice given to the Licensee and the Corporation, resign as Escrow Agent under this Agreement, and upon receipt of such notice, the Corporation shall appoint a trust company in Calgary, Alberta, as Escrow Agent under this Agreement.
The appointment of the further Escrow Agent shall be made by notice in writing served on the Licensee and signed by the Corporation and by the further Escrow Agent. On service of such notice in the circumstances specified above, the Licensee and the Corporation and the further Escrow Agent named in the said notice shall be bound by all the terms of this Agreement in the same manner as though this Agreement had been re-executed among them, but no release in favour of any party hereto shall result from such deemed re-execution.
Failing such appointment occurring within 30 days of receipt of said notice of resignation either the resigning Escrow Agent, the Licensee or the Corporation may apply to a Justice of the Court of Queen's Bench of Alberta (or any successor thereof) on such notice as such Justice may direct, for the

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appointment of a further Escrow Agent.

(b) The Corporation may, and the Licensee may, with the consent of the Corporation, at any time hereafter by 30 days prior written notice to the Escrow Agent remove the Escrow Agent from the position of Escrow Agent under this Agreement, and upon such removal taking effect, the Corporation shall appoint a further Escrow Agent in place of the Escrow Agent in the same manner and on the same terms and conditions as are contained in subparagraph (a) of this paragraph 10.

11.     Conditions of Escrow Agent

The acceptance by the Escrow Agent of its obligations under this Agreement is subject to the following terms and conditions:

(a) The Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any security deposited with it;

(b) The Escrow Agent shall be entitled to act upon any written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it and executed by the Licensee or the Corporation, both as to the due execution, validity and effectiveness of its provisions and as to the truth and acceptability of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be;

(c) The Escrow Agent shall not be liable for any act done or step taken or omitted by it in good faith.

(d) The Escrow Agent may consult with and obtain advice from independent legal counsel in the event of any question as to any matter hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the option and instructions of such counsel. The reasonable costs of such services shall be added to and be a part of the Escrow Agent's fees hereunder.

(e) The Escrow Agent shall have no duties except those which are expressly set forth herein and they shall not be bound by any notice of a claim or demand with respect thereto or any waiver, modification, amendment, termination or recision of this Agreement, unless received by them in accordance with this Agreement; and

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(f)     The Corporation and the Licensee each agree to pay to the Escrow
Agent half of all fees and disbursements of the Escrow Agent relating to the Escrow Agent's performance of its obligations hereunder. The Escrow Agent shall render all accounts to the Licensee directly for payment and the Licensee agrees to pay all such accounts in their entirety, with it being the obligation of the Licensee to reconcile with the Corporation directly regarding said accounts.

12.     Notices

All notices and other communications required or permitted pursuant to or in relation to this Agreement shall be in writing and shall be:

(a) personally served upon an individual party, or a representative of the Licensee, the Corporation or the Escrow Agent, as the case may be, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee at the time of service; or

(b) sent by telecopy addressed to the addressee at the following respective addresses and telecopy numbers:

To the Licensee:

c/o Carscallen Lockwood Cormie
1500, 407-2nd Street S.W.
Calgary, Alberta, Canada
T2P 2Y3
Facsimile:     403-262-2952

Attention: G. Kenneth Little

To the Corporation:

6815E - 40th Street S.E.
Calgary, Alberta
T2C 2W7
Fax: 720-0044

To the Escrow Agent:

CIBC Mellon Trust Company
600, 333 - 7th Avenue S.W.
Calgary, Alberta

T2P 2Z1
Attention: Rick Kutryk
Fax: 264-2100

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in which case such notice or other communication shall conclusively be deemed to have been given to the addressee on the first day following the sending of the telecopy, excluding Saturdays, Sundays and statutory holidays. Any party may by notice to the other parties change its address for service.

13.     Further Assurances

Each of the parties shall, upon the request of any other party, execute and deliver or cause to be executed and delivered all such documents, deeds, and other instruments of further assurance and do or cause to be done all such acts and things as may be reasonably necessary or advisable to implement and give full effect to the provisions of this Agreement.

14.     Waiver and Amendment

This Agreement may only be amended by further written agreement executed and delivered by all parties. No waiver or consent by any party of or to any breach or default by another party shall be effective unless evidenced in writing executed and delivered by the party so waiving or consenting. No waiver or consent effectively given as aforesaid shall operate as a waiver or consent of or to any further or other breach of default in relation to the same or any other provision of this Agreement.

15.     Headings

The headings to the paragraphs of this Agreement are for convenience of reference only and shall not in any way limit, amplify or otherwise affect the interpretation or construction of the provisions of this Agreement.

16.     Proper Law

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Alberta. Each of the parties hereby irrevocably attornes to the jurisdiction of the courts of the Province of Alberta in relation to all matters concerning this Agreement.

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17.     Interpretation of Words

Where the meaning is not inconsistent, all terms used herein shall have the same meaning as in the Asset Purchase Agreement.

18.     Severable

The provisions of this Agreement shall be several, so that if any provision hereof shall be held to be illegal or unenforceable, the remaining provisions hereof shall continue in full force and effect.

19.     Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be original and which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce more than one counterpart.

20.     Enurement

This Agreement shall be binding upon and enure to the benefit of the parties, the successors and assigns of corporate parties and the heirs, executors, administrators, successors and assigns of individual parties.

JFM GEOMATICS LTD.

Per:

MICA GEOMATICS LTD.

Per:

POSITION INC.

Per:

CIBC MELLON TRUST COMPANY

Per: